Exhibit 31

CERTIFICATIONS, INCLUDING THOSE PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTIONS 302 AND 906 OF THE SARBANES-0XLEY ACT OF 2002

In connection with the Western Pennsylvania Adventure Capital Fund, LLC (the “Fund”) annual report on Form 10K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Alvin J. Catz, Chief Financial Officer, Treasurer, and Director of the Fund, and G. Richard Patton, Chief Executive Officer, President, and Director of the Fund, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

In addition, we certify as follows:

3.	We have reviewed this Annual Report on Form 10-K (the “Annual Report”) of Western Pennsylvania Adventure Capital Fund, LLC (“Fund”).

4.	Based on our knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, and is not misleading with respect to the period covered in this Annual Report.

5.	Based on our knowledge, the financial statements, and other financial information included in this Annual Report, fairly present, in all materials respects, the financial condition, the results of operations, the changes in net assets, and cash flows of the Fund as of and for the periods presented in this Annual Report.

6.	We are responsible for establishing and maintaining disclosure controls and procedures (as defined in the Securities Exchange Act of 1934, Rules 13a-14 and 15d-14) for the Fund, and have:

a.	designed such disclosure controls and procedures to ensure that material information relating to the Fund, including its consolidated subsidiaries, if any, is made known to us by others within those entities, particularly during the period in which this Annual Report is being prepared;

b.	evaluated the effectiveness of the Fund’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this Annual Report (the “Evaluation Date”); and

c.	presented in this Annual Report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

7.	We have disclosed, based on our most recent evaluation, to the Fund’s auditors and the Audit Committee of the Fund’s Board of Directors:

a.	all significant deficiencies in the design or operation of internal controls which could adversely affect the Fund’s ability to record, process, summarize, and report financial data, and have identified for the Fund’s auditors any material weaknesses in internal controls; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Fund’s internal controls; and

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8.	We have indicated in this Annual Report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ G. Richard Patton	Chief Executive Officer,	Date: February 16, 2009
G. Richard Patton	President and Director

/s/ Alvin J. Catz	Chief Financial Officer,	Date: February 16, 2009
Alvin J. Catz	Treasurer, and Director

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